SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2004

GREAT WESTERN BANCORPORATION, INC.

(Exact name of registrant as specified in its charter)

Iowa	001-15215	42-0867112
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10834 Old Mill Road, Suite One

Omaha, NE 68154-2648

(Address principal executive offices)

Registrant’s telephone number, including area code: (402) 333-8330

No Change

(Former name or former address, if changed since last report.)

Item 5. Other Events.

Great Western Bancorporation, Inc. (the “Company”) has notified Wilmington Trust Company it intends to initiate an early redemption of all of its Junior Subordinated Debentures under the Subordinated Indenture dated August 18, 1999. The Company received approval from the Federal Reserve on May 19, 2004 to initiate the early redemption.

On each Debenture Redemption Date of the Junior Subordinated Debentures, GWB Capital Trust I is required to redeem a Like Amount of Trust Securities at the Redemption Price (which is the stated amount of $10 per Trust Security, plus accumulated and unpaid Distributions to the Redemption Date). GWB Capital Trust I intends to redeem all Preferred Securities (2,040,000 Preferred Securities) on August 18, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT WESTERN BANCORPORATION, INC.

By:	/s/ Daniel A. Hamann, President
Daniel A. Hamann, President

Date: May 24, 2004